Bi-Optic Ventures Inc.
1030 Georgia Street West, Suite 615
Vancouver, British Columbia  V6E 2Y3
Telephone No.:  (604) 689-2646; Facsimile No.:  (604) 689-1289

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT the annual general meeting of the shareholders of Bi-Optic Ventures Inc. (the "Company") will be held at 10th Floor, 595 Howe Street, Vancouver, British Columbia, on Wednesday, August 3, 2005, at the hour of 10:00 A.M., Vancouver time, for the following purposes:

1.

To receive and consider the report of the directors and the financial statements of the Company together with the auditor's report thereon for the financial year ended February 28, 2005.

2.

To fix the number of directors at three.

3.

To elect directors for the ensuing year.

4.

To appoint the auditor for the ensuing year.

5.

To authorize the directors to fix the remuneration to be paid to the auditor.

6.

To transact such further or other business as may properly come before the meeting and any adjournments thereof.

The accompanying information circular provides additional information relating to the matters to be dealt with at the meeting and is deemed to form part of this notice.

Only holders of common shares of record at the close of business on June 24, 2005 will be entitled to receive notice of and vote at the meeting.  If you are unable to attend the meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this notice.

DATED this 24th day of June, 2005.

BY ORDER OF THE BOARD OF DIRECTORS OF BI-OPTIC VENTURES INC.

"Harry Chew"

Harry Chew
President and Chief Executive Officer